UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2009

Hooker Furniture Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, VA	24112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (276) 632-0459

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 2, 2009 the Registrant issued a press release reporting its financial results for fiscal 2009, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In the press release, the Company reports operating income as a percentage of net sales ("operating margin") both including and excluding the impact of:

•	restructuring and intangible asset impairment charges;

•	a charge related to the December 2007 donation of two showrooms located in High Point, N.C. to a local university.

The operating margin figures excluding the impact of these charges, which are collectively referred to as "restructuring and special charges" in the press release, are "non-GAAP financial measures." The Company provides this information because management believes it is useful to investors in evaluating the Company's ongoing operations.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated April 2, 2009

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooker Furniture Corporation (Registrant)
April 2, 2009 (Date)	/s/ R. GARY ARMBRISTER R. Gary Armbrister Chief Accounting Officer

Exhibit Index
99.1	Press release dated April 2, 2009